Exhibit 99.3

Introduction to Unaudited Pro Forma Combined Financial Information

On November 30, 2016, a subsidiary of Turning Point Brands, Inc. (the “Company”), completed the acquisition of Smoke Free Technologies, Inc. (“Vapor Beast”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of November 17, 2016 with Vapor Beast and its shareholders.  The following unaudited pro forma combined balance sheet as of September 30, 2016 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 have been prepared to give pro forma effect to the acquisition, which is accounted for as a purchase, as if the acquisition and the issuance of promissory notes related to the acquisition had occurred on the dates or periods indicated, as further explained below.

The unaudited pro forma combined financial information include a balance sheet as of September 30, 2016 and statements of income for the nine months ended September 30, 2016 and the year ended December 31, 2015.  The historical balance sheet data was derived from the respective historical unaudited consolidated balance sheets of the Company and Vapor Beast as of September 30, 2016.  The historical consolidated statements of income data were derived from the respective unaudited financial statements of the Company and Vapor Beast for the nine months ended September 30, 2016 and the audited financial statements for the year ended December 31, 2015.

The unaudited pro forma combined balance sheet gives effect to the acquisition of Vapor Beast as if it had occurred on September 30, 2016.  The unaudited pro forma combined statement of income for the nine months ended September 30, 2016 and for the year ended December 31, 2015 gives effect to the acquisition as if it had occurred on January 1, 2015.

The unaudited pro forma combined financial information is primarily based on, and should be read in conjunction with, (i) the Company’s historical financial information included in the Company’s Form S-1 registration statement (333-207816) and periodic reports previously filed with the Securities and Exchange Commission, including the section titled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (ii) Vapor Beast’s historical financial statements and related notes included in this Current Report on Form 8-K.

The pro forma adjustments reflecting the completion of the Vapor Beast acquisition are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and upon the assumptions set forth in the notes included in this section.  The pro forma adjustments are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed.

The unaudited pro forma combined financial information is presented for informational purposes only and does not reflect future events that may occur in the future, or any operating efficiencies or inefficiencies that may result from the Vapor Beast acquisition.  Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience in the future.  In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are preliminary and have been made solely for purpose of developing this unaudited pro forma combined financial information.  Actual results could differ, perhaps materially, from these estimates and assumptions.

Turning Point Brands, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2016
(dollars in thousands except share data)

	Turning Point Brands, Inc.	Smoke Free Technologies, Inc.	Proforma Adjustments (Note 3)		Pro Forma as Adjusted
Current assets:
Cash	$4,410	$156	$(156)	B	$4,410
Accounts receivable	3,394	382	-		3,776
Inventories	51,744	7,011	-		58,755
Other current assets	9,276	856	-		10,132
Total current assets	68,824	8,405	(156)		77,073
Property, plant and equipment, net	5,952	253	-		6,205
Deferred financing costs, net	157	-	-		157
Goodwill	128,697	-	3,581	D	132,278
Other intangible assets, net	8,553	-	16,201	D	24,754
Master Settlement Agreement - escrow deposits	31,924	-	-		31,924
Other assets	627	102	-		729
Total assets	$244,734	$8,760	$19,626		$273,120

Current liabilities:
Accounts payable	$3,556	$1,001	$-		$4,557
Accured expnses	9,927	826	1,060	G	11,813
Accrued interest expense	359	-	-		359
First lien term loan	1,650	-	-		1,650
Seller notes	-	-	2,000	A	2,000
Holdback liability	-	-	1,872	A	1,872
Revolving credit facilty	-	712	21,975	A, B	22,687
Total current liabilities	15,492	2,539	26,907		44,938
Notes payable and long-term debt	199,488		-		199,488
Deferred income taxes	7,060	-	-		7,060
Postretirement benefits	4,577	-	-		4,577
Pension benefits	314	-	-		314
Total liabilities	226,931	2,539	26,907		256,377

Stockholders' equity:
Preferred stock	-	-	-		-
Common stock, voting	183	1	(1)	C	183
Common stock, nonvoting	-	-	-		-
Additional paid-in capital	104,822	252	(252)	C	104,822
Accumulated other comprehensive loss	(3,143)	-	-		(3,143)
Accumulated deficit	(84,059)	5,968	(7,028)	C, G	(85,119)
Total stockholders' equity	17,803	6,221	(7,281)		16,743
Total liabilites and stockholders' equity	$244,734	$8,760	$19,626		$273,120

Turning Point Brands, Inc.
Unaudited Pro Forma Combined Statement of Income
For the Nine months ended September 30, 2016
(dollars in thousands except share data)

	Turning Point Brands, Inc.	Smoke Free Technologies, Inc.	Proforma Adjustments (Note 3)		Pro Forma as Adjusted
Net sales	$152,406	$40,260	$-		$192,666
Cost of sales	78,267	30,978	-		109,245
Gross profit	74,139	9,282	-		83,421
Selling, general and administrative expenses	40,563	4,217	520	E	45,300
Operating income	33,576	5,065	(520)		38,121
Interest expense and financing costs	20,895	227	692	F	21,814
Investment income	(611)	-	-		(611)
Loss on extinguishment of debt	2,824	-	-		2,824
Income before income taxes	10,468	4,838	(1,212)		14,094
Income tax expense	642	71	179	H	892
Net income	$9,826	$4,767	$(1,391)		$13,202

Basic earnings per common share:
Net income	$0.64				$0.86
Diluted earnings per common share:
Net income	$0.58				$0.78

Weighted average common share outstanding:
Basic - inclusive of voting and non-voting shares	15,396,155				15,396,155
Diluted - inclusive of voting and non-voting shares	16,968,613				16,968,613

Turning Point Brands, Inc.
Unaudited Pro Forma Combined Statement of Income
For the year ended December 31, 2015
(dollars in thousands except share data)

	Turning Point Brands, Inc.	Smoke Free Technologies, Inc.	Proforma Adjustments (Note 3)		Pro Forma as Adjusted
Net sales	$197,256	$38,960	$-		$236,216
Cost of sales	100,960	29,036	-		129,996
Gross profit	96,296	9,924	-		106,220
Selling, general and administrative expenses	51,785	3,948	693	E	56,426
Operating income	44,511	5,976	(693)		49,794
Interest expense and financing costs	34,284	206	1,019	F	35,509
Income before income taxes	10,227	5,770	(1,712)		14,285
Income tax expense	1,078	89	213	H	1,380
Net income	$9,149	$5,681	$(1,925)		$12,905

Basic earnings per common share:
Net income	$1.27				$1.79
Diluted earnings per common share:
Net income	$1.10				$1.54

Weighted average common share outstanding:
Basic - inclusive of voting and non-voting shares	7,198,081				7,198,081
Diluted - inclusive of voting and non-voting shares	8,354,387				8,354,387

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma combined statements of income of Turning Point Brands, Inc. (the “Company”) as of and for the nine months ended September 30, 2016 and the year ended December 31, 2015 reflect the acquisition of Smoke Free Technologies, Inc. (“Vapor Beast”), the cash payment to the former owners of Vapor Beast (the “Sellers”), the settlement of Vapor Beast’s outstanding bank debt and the issuance of promissory notes to the Sellers to fund the acquisition, as if such transaction had occurred on September 30, 2016 for balance sheet purposes and January 1, 2015 for income statement purposes.

The unaudited pro forma combined statements of income and unaudited pro forma combined balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of Vapor Beast. The unaudited pro forma combined balance sheet and combined statement of income are provided for informational purposes only and are not indicative of the Company’s financial position or results of operations had the transactions been consummated on the dates indicated or financial position or results of operations for any future date or period.

The unaudited pro forma combined financial information is primarily based on, and should be read in conjunction with, (i) the Company’s historical financial information included in the Company’s Form S-1 registration statement (333-207816) and periodic reports previously filed with the Securities and Exchange Commission, including the sections titled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (ii) Vapor Beast’s historical financial statements and related notes included in this Current Report on Form 8-K.

 NOTE 2 – ACQUISITION OF VAPOR BEAST

The unaudited pro forma combined financial information reflect a preliminary purchase price of $26.6 million assuming an estimated working capital settlement of $0.3 million consisting of (1) cash of $22.7 million, which was financed from the revolving credit facility, (2) $2 million holdback for 18 months with a fair value of $1.9 million, and (3) the issuance of $2.0 million of promissory notes to the Sellers.

In the accompanying September 30, 2016 unaudited pro forma combined balance sheet, the total purchase price and the tangible and identifiable intangible assets and the liabilities of Vapor Beast are recorded based on preliminary estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes preliminary estimated fair values of trade names of $10.8 million, customer relationships of $5.3 million and non-compete agreements of $0.1 million. Preliminarily, the excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) has been estimated to be $3.6 million.

The Company has not completed the accounting for the acquisition of Vapor Beast, and the pro forma adjustments reflected herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired.  These estimates are subject to additional analyses and valuations and allocations to the assets and liabilities acquired.  Final valuations and allocations may differ materially from the estimates reflected in the pro forma combined financial information.

The following represents the preliminary purchase price and the allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of Vapor Beast for illustrative purposes only.

Purchase price:
Cash	23,000
Seller notes	2,000
Holdback	2,000
Total purchase price	$27,000
Adjustments to purchase price:
Working capital	(313)
Fair value of holdback	(128)
Adjusted Purchase price	$26,559

Accounts receivable	382
Inventories	7,011
Other current assets	856
Property and equipment	253
Other intangible assets	16,201
Other assets	102
Accounts payable	1,001
Accrued expenses	826
Net assets acquired	$22,978

Goodwill	$3,581

NOTE 3 – PRO FORMA ADJUSTMENTS

A – Reflects the consideration paid for Vapor Beast consisting of (1) cash of $22.7 million, which was financed from the revolving credit facility (2) $2 million holdback by the Company due on June 30, 2018 with a fair value of $1.9 million and (3) the issuance of $2.0 million of promissory notes to the Sellers which accrue interest at 6% due on June 30, 2018.

B – Reflects the elimination of cash and the repayment of the existing Vapor Beast debt of $0.7 million.

C – Elimination of Vapor Beast historical equity accounts of $6.2 million.

D – Reflects estimated fair value of identifiable intangible assets of $16.2 million and the excess purchase price over the net tangible assets acquired of $6.8 million resulting in goodwill of $3.6 million.

E – Includes amortization of identifiable intangible assets acquired in connection with the acquisition of Vapor Beast over their estimated useful lives consistent with the underlying cash flows amounting to $0.5 million for the nine months ended September 30, 2015 and $0.7 million for the year ended December 31, 2015.  Preliminarily, the useful lives utilized are estimated to be 8 years for customer relationships, 3.5 years for non-compete agreements and indefinite for trade names.

F – Adjustment for interest expense on the revolving credit facility and holdback at a rate of 4.5%, interest expense on the promissory notes issued to sellers at a rate of 6% annually, net of elimination of interest expense related to debt that was settled prior to closing.

G – Transaction expenses incurred by the Company but not paid at closing.

H – No deferred income taxes or provision for federal income taxes have been recorded as the Company has net operating losses available to offset Vapor Beast’s reported income for federal income taxes.  Adjustment for state income taxes to the statutory rate for state income tax purposes.

EBITDA and Adjusted EBITDA:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA and Adjusted EBITDA. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA is used by management to compare our performance to that of prior periods for trend analyses and planning purposes and is presented to our board of directors. We believe that EBITDA and Adjusted EBITDA are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

In addition, our credit agreements contain financial covenants that use Adjusted EBITDA calculations.

We define “EBITDA” as net income before depreciation and amortization, interest expense and provision for income taxes. We define “Adjusted EBITDA” as net income before depreciation and amortization, interest expense, provision for income taxes, loss on extinguishment of debt, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. The tables below provide a reconciliation between net income and Adjusted EBITDA on a pro forma basis for the nine months ended September 30, 2016 and for the year ended 2015.

Turning Point Brands, Inc.
Unaudited Pro Forma Combined Adjusted EBITDA
For the Nine months ended September 30, 2016
(In Thousands)

	Turning Point Brands, Inc.	Smoke Free Technologies, Inc.	Proforma Adjustments (Note 3)	Pro Forma as Adjusted
Net income	$9,826	$4,767	$(1,391)	$13,202
Add:
Interest expense	20,895	227	692	21,814
Amortization expense	-	-	520	520
Depreciation expense	896	35	-	931
Income tax expense	642	71	179	892
EBITDA	$32,259	$5,100	$-	$37,359
Components of Adjusted EBITDA				-
LIFO adjustment (a)	494	-	-	494
Pension/postretirement expense (b)	353	-	-	353
Non-cash stock options, restricted stock and incentives expense (c)	145	-	-	145
Foreign exchange hedging (d)	35	-	-	35
Loss on extinguishment of debt (e)	2,824	-	-	2,824
Strategic initiatives (f)	471	-	-	471
Launch costs (g)	1,769	-	-	1,769
IPO related compensation costs (h)	605	-	-	605
Adjusted EBITDA	$38,955	$5,100	$-	$44,055

(a)	Represents non-cash expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting.
(b)	Represents our non-cash Pension/Postretirement expense.
(c)	Represents non-cash stock options, restricted stock and incentives expense.
(d)	Represents non-cash gain and loss stemming from our foreign exchange hedging activities.
(e)	Represents the non-cash loss due to the write-off of accrued interest expense.
(f)	Represents the fees incurred for the study of strategic initiatives.
(g)	Represents product launch costs of our new product lines.
(h)	Represents non-recurring compensation expenses incurred coincident with the May IPO.

Turning Point Brands, Inc.
Unaudited Pro Forma Combined Adjusted EBITDA
For the year ended December 31, 2015
(In Thousands)

	Turning Point Brands, Inc.	Smoke Free Technologies, Inc.	Proforma Adjustments (Note 3)	Pro Forma as Adjusted
Net income	$9,149	$5,681	$(1,925)	$12,905
Add:
Interest expense	34,284	206	1,019	35,509
Amortization expense	-	-	693	693
Depreciation expense	1,059	12	-	1,071
Income tax expense	1,078	89	213	1,380
EBITDA	$45,570	$5,988	$-	$51,558
Components of Adjusted EBITDA
LIFO adjustment (a)	(56)	-	-	(56)
Pension/postretirement expense (b)	341	-	-	341
Non-cash stock options, restricted stock and incentives expense (c)	234	-	-	234
Foreign exchange hedging (d)	(35)	-	-	(35)
Warehouse reconfiguration (e)	376	-	-	376
Strategic initiatives (f)	2,259	-	-	2,259
Launch costs (g)	1,915	-	-	1,915
Adjusted EBITDA	$50,604	$5,988	$-	$56,592

(a)	Represents non-cash expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting.
(b)	Represents our non-cash Pension/Postretirement expense.
(c)	Represents non-cash stock options, restricted stock and incentives expense.
(d)	Represents non-cash gain and loss stemming from our foreign exchange hedging activities.
(e)	Represents the one-time relocation of finished product for improved logistical services.
(f)	Represents the fees incurred for the study of strategic initiatives.
(g)	Represents product launch costs of our new product lines.